Exhibit 10.1

SECOND AMENDMENT
TO AMENDED AND RESTATED
UNCOMMITTED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED UNCOMMITTED CREDIT AGREEMENT (this “Second Amendment”) dated as of March 20, 2020 is among A-MARK PRECIOUS METALS, INC., a Delaware corporation (the “Borrower”), the undersigned Lenders, NATIXIS, NEW YORK BRANCH, as Syndication Agent and a Joint Lead Arranger and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent (the “Administrative Agent”) and a Joint Lead Arranger. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Amended and Restated Uncommitted Credit Agreement dated as of March 29, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, and the parties hereto have agreed to amend the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.	Amendments.
Effective upon the occurrence of the Effective Date (as defined in Section 3 below), the Existing Credit Agreement is hereby amended as follows:
(a)    Section 1.1 is amended as follows:
(i)    The definition of “Eligible Precious Metals” is amended by adding the following sentence at the end of such definition:
“For the avoidance of doubt, Eligible Precious Metals shall in no event include any Precious Metals which are subject to Liabilities on Borrowed Metals.”

(ii)    The definition of “HSBC London Inventory” is deleted and replaced with the following:
“HSBC London Inventory” means Precious Metals Inventory of the Borrower maintained by, or credited to an account of the Borrower maintained by, HSBC Bank

Plc, 8 Canada Square, London, United Kingdom E145HQ, which is subject to no Liens other than the Liens of HSBC Bank Plc and the Administrative Agent, provided, that the amount of HSBC London Inventory included in the Borrowing Base at any time shall be reduced by the amount of all Indebtedness and other obligations owing by the Borrower to HSBC Bank Plc and/or HSBC Bank USA, National Association.
(iii)    The definition of “Leverage Ratio” is amended by deleting the reference therein to “Total Bank Debt” and replacing it with “Total Recourse Debt”.
(iv)    The definition of “Replacement Rate” is hereby deleted.
(v)    The definition of “Revolving Credit Maturity Date” is deleted and replaced with the following:
“Revolving Credit Maturity Date” means March 26, 2021.
(vi)    The definition of “Permitted Encumbrances” is amended by (i) deleting at the end of clause (l), “and”, (ii) deleting at the end of clause (m), “.” and replacing it with “; and”, and (iii) inserting the following new clause (n) after clause (m): “(n) Liens granted by the SPV to any lender providing a Warehouse Facility” to secure Indebtedness under a Warehouse Facility.”
(vii)    The definition of “Permitted Ownership Based Financing” is deleted and replaced with the following:
“Permitted Ownership Based Financing” means an Ownership Based Financing (other than Liabilities for Borrowed Metals) between the Borrower and an Ownership Based Financing Counterparty which satisfies the following conditions precedent: (a) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and no mandatory prepayment under Section 2.8(b) shall then be required and (b) after giving effect to such Ownership Based Financing the aggregate purchase price paid by all Ownership Based Financing Counterparties for all Ownership Based Financing Property under all such Ownership Based Financings does not exceed $200,000,000 outstanding at any time, or such greater amount as approved by the Required Lenders (in their sole discretion).
(viii)    The definition of “Total Bank Debt” is deleted and replaced with the following:
“Total Recourse Debt” means, on any date of determination, without duplication, all Indebtedness under clauses (a), (c) and (d) of the definition of “Indebtedness” (other than Indebtedness under a Warehouse Facility, the Trust Securitization, Capital Lease Obligations and the Goldline Lease LC (as defined in Schedule 6.1) in an outstanding amount (in respect of the Goldline Lease LC) not to exceed $200,000)), owing by each member of the Consolidated Group to banks and financial institutions, and any Guarantee by any member of the Consolidated

Group of any of the foregoing for which a demand for payment has been received including, without limitation, the amount of all Obligations.
(ix)    The definition of “Unrealized Profit” is deleted and replaced with the following:
“Unrealized Profit” means, with respect to all Forward Contracts, the amount by which the Value exceeds the Contract Value for each Forward Contract under which the Borrower is a buyer, or the amount by which the Contract Value exceeds the Value for each Forward Contract under which the Borrower is a seller, in each case net of (i) margin consisting of cash held by the Borrower from any applicable Forward Contract counterparty and (ii) all Indebtedness and other obligations owing by the Borrower to each applicable Forward Contract counterparty.

(x)    The following new definitions are inserted in their proper alphabetical places:
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate or rates (which may include Term SOFR) that have been selected by Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of replacement rates or the mechanism for determining such rates by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided, that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Base Rate”, “Interest Period” and “LIBO Rate”, and changes to the timing and frequency of determining rates and making payments of interest and other administrative matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of such

Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:
(a)    a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.11(c) and (b) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.11(c).
“Borrowed Metals” has the meaning given to it in the definition of “Liabilities on Borrowed Metals”.
“CFC Loans – Bullion” has the meaning given to it in Section 6.4(k).
“Early Opt-in Election” means the occurrence of:
(a)    (i) a determination by Administrative Agent or (ii) a notification by the Required Lenders to Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.11(c), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate; and
(b)    (i) the election by Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to Administrative Agent.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor thereto.
“Liabilities on Borrowed Metals” means liabilities of the Borrower in respect of Precious Metals included in the Borrower’s Inventory or “Precious Metals Held Under Financing Arrangements” (as disclosed in the Borrower’s financial statements) in each case which the Borrower has borrowed from its suppliers and customers under short-term arrangements to the extent comprised of (1) Precious Metals held by suppliers as collateral on advanced pool metals, (2) amounts due by the Borrower to suppliers for the use of consigned Precious Metals inventory, (3) unallocated Precious Metals positions held by customers in the Borrower’s Inventory, and (4) shortages in unallocated Precious Metals positions held by the

Borrower in a supplier’s inventory (“Borrowed Metals”), which Borrower retains the option, but not the obligation to return.
“Liabilities on Borrowed Metals Counterparty” means a supplier or customer of Borrower which has entered into an arrangement with the Borrower giving rise to Liabilities on Borrowed Metals.
“Permitted Liabilities on Borrowed Metals” means Liabilities on Borrowed Metals of the Borrower owing to a Borrowed Metals Counterparty which satisfies the following conditions precedent: (a) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and no mandatory prepayment under Section 2.8(b) shall then be required, and (b) such Permitted Liabilities on Borrowed Metals shall not exceed $200,000,000 outstanding at any time, provided, that such limit (under this clause (b)) shall be reduced immediately and automatically by $12,500,000 on the last Business Day of each of June 2020, September 2020, December 2020 and the Revolving Credit Maturity Date.
“Related Bullion Collateral” has the meaning given to it in Section 6.4(k).
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Second Amendment” means the Second Amendment to Amended and Restated Credit Agreement dated as of March 20, 2020, among the Borrower, the Lenders and the Administrative Agent.
“SOFR” with respect to any day, means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“SPV” means a new, wholly-owned Subsidiary of CFC, expected to be created for the purpose of acquiring the SPV Released Assets and, to the extent not included in Collateral, additional CFC Loans - Bullion and Related Bullion Collateral acquired directly from CFC.
“SPV Released Assets” has the meaning given to it in the Second Amendment.
“SPV Transfer” means the one-time sale or transfer after the date of the Second Amendment, by the Borrower (directly or indirectly) to the SPV of the SPV Released Assets, subject to the terms and provisions set forth in Section 2(a) of the Second Amendment.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Warehouse Facility” means a limited recourse revolving line of credit provided by any lender to the SPV secured by Liens over CFC Loans – Bullion and the Related Bullion Collateral sold or transferred to the SPV, and no other property or assets, under which such lender shall not have any recourse to the Borrower, CFC or any of their assets or properties, all on terms and conditions reasonably satisfactory to the Administrative Agent.
(a)    Section 2.11(c) is deleted and replaced with the following:
“(c) Effect of Benchmark Transition Event.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m., New York City time on the fifth (5th) Business Day after Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 2.11(c) will occur prior to the applicable Benchmark Transition Start Date.
(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or Lenders pursuant to this Section 2.11(c) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.11(c).
(iv)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Base Rate based upon the LIBO Rate will not be used in any determination of the Base Rate.”
(b)    Section 5.1(f) is amended by (i) deleting at the end of clause (viii), “and”, (ii) deleting at the end of clause (ix) “.” and replacing it with “; and” and (iii) inserting the following new clauses (x) and (xi) after clause (ix):
“(x) a summary of all then outstanding (i) Ownership Based Financings, setting forth the applicable Ownership Based Financing Counterparty, outstanding value and tenor and (ii) Liabilities on Borrowed Metals, setting forth the Liabilities on Borrowed Metals Counterparty and the outstanding value of all Precious Metals held by Liabilities on Borrowed Metals Counterparties as collateral on advanced pool metals in excess of $10 million; and
(xi) a summary of each lease transaction (other than Secured Metals Leases) under which the Borrower is the lessee (including, without limitation, leases under which metals are credited to an unallocated metals account of the Borrower) setting forth the counterparty thereto, the aggregate unpaid lease payments, the tenor of the lease and the type of Precious Metal thereunder.”
(c)    Section 6.1 is amended by deleting at the end of the clause (h), “and” and (ii) deleting clause (i) and replacing it with the following new clauses (i) and (j):
“(i)    Indebtedness of the Trust Subsidiary incurred pursuant to the Trust Securitization in an aggregate principal amount outstanding at any time which, together with all Indebtedness outstanding under clause (j) below, shall not exceed $150,000,000; and
(j)    Indebtedness of the SPV under a Warehouse Facility in an aggregate principal amount outstanding at any time which, together with all Indebtedness outstanding under clause (i) above, shall not exceed $150,000,000.”
(d)    Section 6.4 is amended by (i) deleting at the end of clause (j) “and”, (ii) re-lettering clause (k) as clause (m) and (iii) inserting new clauses (k) and (l) after clause (j) as follows:

“(k) the sale or other transfer (x) by the Borrower (directly or indirectly) and CFC to the SPV (pursuant to the SPV Transfer) of the SPV Released Assets and (y) by CFC from time to time, to the extent not included in Collateral, (ii) CFC Loans which are secured by Bullion Collateral and by no other CFC Collateral (“CFC Loans – Bullion”) and (ii) such Bullion Collateral securing such CFC Loans described in clause (i) above (“Related Bullion Collateral”), in each case (under clauses (x) and (y)) on fair and reasonable terms;

“(l) the sale of Borrowed Metals which gave rise to Permitted Liabilities on Borrowed Metals, so long as the cash proceeds of such sale shall be deposited directly into a Controlled Account; and”

(e)    Section 6.5 is amended by (i) deleting at the end of clause (j), “and”, (ii) re-lettering clause (k) as clause (l) and (iii) inserting new clause (k) after clause (j), as follows:

“(k) the formation of the SPV and the ownership (direct or indirect) of the Equity Interests thereof;”.
(f)    Section 6.13 is amended by deleting the proviso therein and replacing it with the following: “provided, that this Section 6.13 shall not restrict the Borrower from entering into any Ownership Based Financing or any transaction involving the incurrence of Liabilities on Borrowed Metals or the sale of Borrowed Metals subject to Liabilities on Borrowed Metals”.
(g)    New Section 6.20 is inserted after Section 6.19 as follows:
        “6.20    Liabilities on Borrowed Metals. The Borrower shall not enter into or otherwise be a party to any transaction that gives rise to Liabilities on Borrowed Metals other than those giving rise to Permitted Liabilities on Borrowed Metals.”

(h)    Section 7.1 is amended by deleting “6.0 to 1.0” and replacing it with “4.5 to 1.0”.
(i)    Schedules 1.1B, 1.1D and 1.1G are amended and restated in their entirety as set forth on Annex I hereto.
(j)    Exhibit 5.1 is amended by deleting “6.0 to 1.0” in the second sentence of paragraph 9 and replacing it with “4.5 to 1.0”.
SECTION 2.    Release of Certain CFC Loans (including Tier 1 CFC Loans).
(a)    Effective upon the occurrence thereof, to the extent sold or transferred by the Borrower (directly or indirectly) to the SPV (pursuant to the SPV Transfer), the Administrative Agent hereby releases its Liens in (i) CFC Loans which are secured by Bullion Collateral and by no other CFC Collateral (the “CFC Loans – Bullion”) and (ii) such Bullion Collateral securing such CFC Loans – Bullion (together with the CFC Loans – Bullion, the “SPV Released Assets”), and

the Lenders hereby consent to such release, provided, that (i) the cash proceeds of the SPV Released Assets shall be (x) in an amount not less than the outstanding principal balance of the applicable sold or transferred CFC Loans – Bullion and (y) deposited by each lender providing a Warehouse Facility directly into a Controlled Account, and (ii) if after giving effect thereto, the aggregate principal amount of Loans outstanding would exceed the Borrowing Base (calculated as of the Effective Date (notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents), on a pro forma basis giving effect to the release contemplated under this clause (a)), the Borrower shall repay Loans on or prior to (or contemporaneously with) the occurrence of the SPV Transfer, in an amount sufficient to eliminate (or avoid) such excess. For the avoidance of doubt, the release under this clause (a) shall not pertain to, and shall not limit, restrict or otherwise affect, the Administrative Agent’s Liens on (and rights to) (i) CFC Loans which are secured, in whole or in part, by CFC Collateral other than Bullion Collateral (including, without limitation, such CFC Loans which are also secured by Bullion Collateral), (ii) all collateral (including, without limitation, all CFC Collateral) granted by the CFC Borrowers or other applicable obligors, securing such CFC Loans or (iii) any other Collateral (other than the SPV Released Assets).
(b)    Notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents, upon and after the occurrence of the SPV Transfer (as defined in the Credit Agreement (after giving effect to this Second Amendment)), Tier 1 CFC Loans shall not be included in the Borrowing Base unless and until otherwise approved in writing by the Required Lenders, in their sole discretion.

SECTION 3.	Effectiveness of Amendment.
(a)    This Second Amendment shall become effective on the date (the “Effective Date”) on which (a) the Administrative Agent shall have received, all in form and substance satisfactory to the Administrative Agent:
(i)    this Second Amendment duly executed by each of the Borrower, the Lenders and the Administrative Agent;
(ii)    such documentation as the Administrative Agent shall require (as recommended by local counsel to the Administrative Agent in each relevant jurisdiction) in respect of Collateral located in Switzerland and Germany; and
(iii)    such corporate authorization documents and opinions of counsel as the Required Lenders shall require.
(b)    The Borrower shall have paid to the Administrative Agent in immediately available funds, all costs and expenses of the Administrative Agent incurred in connection with this Second Amendment (including, without limitation, the reasonable legal fees and disbursements of counsel to the Administrative Agent for which an invoice shall have been provided).

SECTION 4.	Effect of Amendment; Ratification; Representations; Condition Subsequent; etc.

(a)    On and after the Effective Date, this Second Amendment shall be a part of the Credit Agreement, all references to the Credit Agreement in the Credit Agreement and the other Loan Documents shall be deemed to refer to the Credit Agreement as amended by this Second Amendment, and the term “this Agreement”, and the words “hereof”, “herein”, “hereunder” and words of similar import, as used in the Credit Agreement, shall mean the Credit Agreement as amended hereby.
(b)    Except as expressly set forth herein, this Second Amendment shall not constitute an amendment, waiver or consent with respect to any provision of the Credit Agreement and the Credit Agreement is hereby ratified, approved and confirmed in all respects and remains in full force and effect.
(c)    In order to induce the Administrative Agent and the Lenders to enter into this Second Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders that before and after giving effect to the execution and delivery of this Second Amendment:
(i)    the representations and warranties of the Borrower set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects as if made on and as of the date hereof, except for those representations and warranties that by their terms were made as of a specified date which were true and correct on and as of such date; and
(ii)    no Default or Event of Default has occurred and is continuing.
(d)    (i)    The Borrower shall permit representatives (including consultants, auditors, accountants and advisors) designated by Administrative Agent to conduct an audit and inspection of all Collateral (and its books and records), in respect of which a written report (in form and substance satisfactory to each Lender in its sole discretion) shall be delivered to the Lenders subsequent to the Effective Date but no later than April 30, 2020. Such audit and inspection shall be at the sole cost and expense of the Borrower and shall be in addition to any and all visits, inspections, examinations, discussions, appraisals, valuations, audits and inspections permitted or required under Section 5.6 of the Credit Agreement or otherwise.
(ii) Notwithstanding anything to the contrary contained in Section 10.2 of the Credit Agreement or otherwise, any amendment, waiver, supplement or modification to this clause (d) shall require the prior written approval of the Administrative Agent and each Lender.
(iii) Notwithstanding anything to the contrary contained in Section 8.1(e) of the Credit Agreement or otherwise, (x) any failure by the Borrower to satisfy the terms of this clause (d) which shall continue for a period of ten (10) or more Business Days shall be an Event of Default and (y) upon the occurrence and during the continuance of an Event of Default described in clause (x) above, any Lender (rather than the Required Lenders) shall have the right to request the Administrative Agent to (and upon such request, the Administrative Agent shall) take any and all actions set forth in Section 8.1 (after clause (n) therein).

(e)    The Borrower hereby acknowledges and agrees that after giving effect to this Second Amendment, (i) the Security Agreement, the Canadian Security Agreement, the German Security Agreement, the Swiss Security Agreement and the liens and security interests granted thereunder (and under any other documents executed by the Borrower) shall remain in full force and effect, shall continue without interruption as security for the Obligations and shall not be impaired or limited hereby and (ii) the other Security Documents executed by it shall remain in full force and effect, shall continue without interruption and shall not be impaired or limited hereby.
(f)    The Borrower hereby agrees that on or prior to April 30, 2020, it shall execute and deliver such documentation as the Administrative Agent shall require (as recommended by Mexican counsel to the Administrative Agent) to re-affirm the Administrative Agent’s Liens pursuant to the Mexican Current Asset Non-Possessory Pledge Agreement dated June 28, 2019 (as amended, supplemented or otherwise modified from time to time) between the Borrower and the Administrative Agent.
(g)    This Second Amendment shall be a Loan Document.

SECTION 5.	Counterparts.
This Second Amendment may be executed by one or more of the parties to this Second Amendment on any number of separate counterparts (including by facsimile or email transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same agreement. A set of the copies of this Second Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

SECTION 6.	Severability.
Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.	GOVERNING LAW.
THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.	WAIVERS OF JURY TRIAL.
EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECOND AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.
BORROWER
A-MARK PRECIOUS METALS, INC.

By:/s/_______________________
Name:
Title:

SIGNATURE PAGE TO SECOND AMENDMENT

SIGNATURE PAGE TO SECOND AMENDMENT

ADMINISTRATIVE AGENT AND LENDERS

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent and as a Lender

By: /s/____________________________
Name:
Title:

By: /s/____________________________
Name:
Title:

SIGNATURE PAGE TO SECOND AMENDMENT

NATIXIS, NEW YORK BRANCH, as a Lender

By:/s/
Name:
Title:

By:/s/
Name:
Title:

SIGNATURE PAGE TO SECOND AMENDMENT

MACQUARIE BANK LIMITED, as a Lender

By: /s/________________________________
Name:
Title:

By: /s/________________________________
Name:
Title:

POA#__________________________

SIGNATURE PAGE TO SECOND AMENDMENT

BROWN BROTHERS HARRIMAN & CO., as a Lender

By:/s/______________________
Name:
Title:

By:/s/______________________
Name:
Title:

SIGNATURE PAGE TO SECOND AMENDMENT

BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Lender

By: /s/______________________
Name:
Title:

By:/s/______________________
Name:
Title:

SIGNATURE PAGE TO SECOND AMENDMENT

Annex I to Second Amendment
to Amended and Restated Uncommitted Credit Agreement

Schedule 1.1B

Approved Depositories

Depository	Location	Limit
Brinks, Incorporated	1120 W. Venice Boulevard Los Angeles, California 90015	$45,000,000 minus the amount held in its capacity as a CFC Approved Depository
Asahi Refining USA, Inc.	4601 West 2100 South Salt Lake City, Utah 84120	$35,000,000
Brinks, Incorporated	2555 Century Lake Drive Irving, Texas 75062	$15,000,000
Brinks Global Services USA Inc.	184-45 147th Avenue Springfield Gardens, New York 11413	$45,000,000
Brinks, Incorporated	2179 S. 300 W Suite 4 Salt Lake City, Utah 84115	$65,000,000 minus the amount held in its capacity as a CFC Approved Depository
Sunshine Minting Inc.	750 West Canfield Avenue Coeur d’Alene, Idaho 83815 and 7600 East Gate Road Henderson, Nevada 89011	$25,000,000
Brinks, Incorporated	5115 W. Nassau Street Tampa, Florida 33607	$20,000,000
Loomis International (US), Inc.	130 Sheridan Boulevard Inwood, New York 11096	$35,000,000
Loomis International (US), Inc.	656 South Vail Avenue Montebello, California 90640	$5,000,000
IBI Secured Transport Inc.	3738 West 2340 South, Suite B West Valley City, Utah 84120	$15,000,000
A-M Global Logistics, LLC as lessee	6055 Surrey Street, Suite 105 Las Vegas, Nevada 89119	$180,000,000

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Numismatic Guaranty Corporation	5501 Communications Parkway Sarasota, Florida 34240	$10,000,000 minus the amount held in its capacity as a CFC Approved Depository
Professional Coin Grading Service Division of Collectors Universe, Inc.	1610 E. St. Andrew Place, Suite 150 Santa Ana, California 92705	$15,000,000 minus the amount held in its capacity as a CFC Approved Depository
AM & ST Associates, LLC dba Silvertowne Mint	950 East Base Road Winchester, Indiana 47394	$5,000,000
Stack’s-Bowers Numismatics, LLC dba Stack’s Bowers Galleries	1231 East Dyer Road, Suite 100 Santa Ana, California 92705	$5,000,000 minus the amount held in its capacity as a CFC Approved Depository

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Schedule 1.1D

CFC Approved Depositories

Depository	Location	Limit
Brink’s, Incorporated	1120 W. Venice Boulevard Los Angeles, California 90015	$45,000,000 minus the amount held in its capacity as an Approved Depository
Numismatic Guaranty Corporation	5501 Communications Parkway Sarasota, Florida 34240	$10,000,000 minus the amount held in its capacity as an Approved Depository
Professional Coin Grading Service Division of Collectors Universe, Inc.	1610 E. St. Andrew Place, Suite 150 Santa Ana, California 92705	$15,000,000 minus the amount held in its capacity as an Approved Depository
Brink’s, Incorporated	2179 S 300 W Suite 4 Salt Lake City, Utah 84115	$65,000,000 minus the amount held in its capacity as an Approved Depository
Brinks Global Services USA Inc.	184-45 147th Avenue Springfield Gardens, New York 11413	$75,000,000
A-M Global Logistics, LLC as lessee	6055 Surrey Street, Suite 105 Las Vegas, Nevada 89119	$65,000,000
Stack’s Bowers Galleries	1231 East Dyer Road, Suite 100 Santa Ana, California 92705	$5,000,000 minus the amount held in its capacity as an Approved Depository
Brink’s Canada Limited	640 28th Street North East Bay #8 Calgary, Alberta T2A 6R3 Canada	$15,000,000 minus the amount held in its capacity as an Approved Depository
Brink’s Canada Limited	95 Browns Line Toronto, Ontario M8W 3S2 Canada	$15,000,000 minus the amount held in its capacity as an Approved Depository

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Schedule 1.1G

Eligible Consignees

Eligible Consignee	Location	Limit
American Coin & Vault Inc.	5525 NORTH WALL ST SPOKANE, WA 99205	$500,000
American Gold Exchange Inc.	4210 SPICEWOOD SPRINGS RD STE100 AUSTIN, TX 78759	$300,000
Atkinsons the Jewellers	202 GRACECHURCH SHOPPING CTR SUTTON COLDFIELD, UK B721PA	$250,000
Bellevue Rare Coins Inc.	10575 NE 4TH ST BELLEVUE, WA 98004	$500,000
Bullion Exchange LLC	30 WEST 47TH STREET STE 805 NEW YORK, NY 10036	$250,000
SD Bullion	8000 YANKEE RD STE 435 OTTAWA LAKE, MI 49267	$800,000
Liberty Coin LLC	2201 E. WILLOW STREET STE AA SIGNAL HILL, CA 90755	$500,000
Liberty Precious Metals, Inc.	400 FRANDOR AVE LANSING, MI 48912	$250,000
Mennica Skarbowa SA	UL JASNA 1 WARSAW, POLAND 00-013	$500,000
Modern Coin Mart	5260 PAYLOR LANE LAKEWOOD RANCH, FL 34240	$250,000
Money Metals Exchange LLC	PO BOX 2599 EAGLE, ID 83616	$750,000
Pacific Precious Metals LP	302 CALEDONIA ST STE 3, FLR 2 SAUSALITO, CA 94965	$250,000
Pinehurst Coin Exchange Inc.	PO BOX 3686 PINEHURST, NC 28374	$2,000,000
Reisebank AG	Eschborner Landstr. 42-50 Frankfurt am Main, Germany 60489	$2,000,000
Scotsman Coin & Jewelry, Inc.	11005 OLIVE BLVD SAINT LOUIS, MO 63141	$250,000
Silver Gold Bull	PO BOX 11038 SETON PO CALGARY, CANADA T3M1Y6	$2,000,000
Silvertowne, L.P.	94 E UNION CITY PIKE WINCHESTER IN 47394	$750,000
Texas Gold And Silver Exchange Ltd	11305 FOUR POINTS DR BLDG 1 STE 110 AUSTIN, TX 78726	$500,000
Wholesale Coins Direct LLC (United States Gold Bureau)	1908 KRAMER LANE BLDG B STE 300 AUSTIN, TX 78758	$250,000

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